OFFER TO PURCHASE FOR CASH
                   UP TO 3,350,000 SHARES OF ITS COMMON STOCK
                   AT A PURCHASE PRICE NOT GREATER THAN $18.00
                        NOR LESS THAN $16.00 PER SHARE BY

                                   SYMS CORP.

--------------------------------------------------------------------------------
THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, MAY 26, 2006, UNLESS THE COMPANY EXTENDS THE TENDER OFFER.
--------------------------------------------------------------------------------


          Syms Corp., a New Jersey corporation (referred to herein as "we," "us," the "Company" or "Syms"), is offering to purchase for cash up to 3,350,000 shares of its common stock, upon the terms and subject to the conditions set forth in this document and the letter of transmittal (which together, as they may be amended and supplemented from time to time, constitute the "tender offer").

      Unless the context otherwise requires, all references to shares shall refer to common stock, $0.05 par value per share, of Syms. On the terms and subject to the conditions of the tender offer, we will determine the per share price, not greater than $18.00 nor less than $16.00 per share, net to you in cash, without interest, that we will pay for shares properly tendered and not properly withdrawn in the tender offer, taking into account the total number of shares so tendered and the prices specified by the tendering stockholders. We will select the lowest purchase price that will allow us to purchase 3,350,000 shares, or such fewer number of shares as are properly tendered and not properly withdrawn, at prices not greater than $18.00 nor less than $16.00 per share. Such price is referred to as the "purchase price." The Company will purchase all shares properly tendered, but not more than 3,350,000 shares, at prices at or below the purchase price and not properly withdrawn, on the terms and subject to the conditions of the tender offer, including the odd lot, conditional tender and proration provisions. However, we reserve the right, in our sole discretion, to purchase more than 3,350,000 shares in the tender offer, subject to applicable law. We will not purchase shares tendered at prices greater than the purchase price or shares that we do not accept for purchase because of proration provisions or conditional tenders. Shares not purchased in the tender offer will be returned to the tendering stockholders at our expense as promptly as practicable after the expiration of the tender offer. See Section 1.

--------------------------------------------------------------------------------
THE TENDER OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE TENDER OFFER IS, HOWEVER, SUBJECT TO OTHER CONDITIONS. SEE SECTIONS 7 AND 9.
--------------------------------------------------------------------------------


                                    IMPORTANT

      If you wish to tender all or any part of your  shares,  you should  either
(1) complete and sign a letter of transmittal according to the instructions in the letter of transmittal and mail or deliver it, together with any required signature guarantee and any other required documents, including the share certificates, to American Stock Transfer & Trust Company, the depositary for the tender offer, or (2) tender the shares according to the procedure for book-entry transfer described in Section 3, or (3) request a broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If your shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact that person if you desire to tender your shares. If you desire to tender your shares and (1) your share certificates are not immediately available or cannot be delivered to the depositary, (2) you cannot comply with the procedure for book-entry transfer, or (3) you cannot deliver the other required documents to the depositary by the expiration of the tender offer, you must tender your shares according to the guaranteed delivery procedure described in Section 3.

      OUR BOARD OF DIRECTORS HAS APPROVED THE TENDER OFFER. HOWEVER, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH TO TENDER YOUR SHARES. IN SO DOING, YOU SHOULD READ CAREFULLY THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING OUR REASONS FOR MAKING THE TENDER OFFER. OUR DIRECTORS, INCLUDING SY SYMS AND MARCY SYMS, HAVE ADVISED US THAT THEY DO NOT INTEND TO TENDER ANY SHARES IN THE TENDER OFFER.

      THE SHARES ARE LISTED AND TRADED ON THE NEW YORK STOCK EXCHANGE UNDER THE TRADING SYMBOL "SYM." WE PUBLICLY ANNOUNCED THE TENDER OFFER ON THURSDAY, APRIL 27, 2006. ON APRIL 26, 2006, THE LAST TRADING DAY PRIOR TO THE DATE OF THIS OFFER TO PURCHASE, THE REPORTED CLOSING PRICE OF THE SHARES ON THE NYSE WAS $16.86 PER SHARE. WE URGE STOCKHOLDERS TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SHARES. SEE SECTION 8.

      YOU MAY DIRECT QUESTIONS AND REQUESTS FOR ASSISTANCE TO D.F. KING & CO, INC., THE INFORMATION AGENT FOR THE TENDER OFFER, OR TO TM CAPITAL CORP., THE DEALER MANAGER FOR THE TENDER OFFER, AT THEIR RESPECTIVE ADDRESSES AND TELEPHONE NUMBERS SET FORTH ON THE BACK COVER PAGE OF THIS DOCUMENT. YOU MAY DIRECT REQUESTS FOR ADDITIONAL COPIES OF THIS DOCUMENT, THE LETTER OF TRANSMITTAL OR THE NOTICE OF GUARANTEED DELIVERY TO THE INFORMATION AGENT.


                   The Dealer Manager for the Tender Offer is:

                                [GRAPHIC OMITTED]

                                TM Capital Corp.
                             One Battery Park Plaza
                               New York, NY 10004

                                 April 27, 2006


      WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES IN THE TENDER OFFER. WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE TENDER OFFER OTHER THAN THOSE CONTAINED IN THIS DOCUMENT OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, YOU MUST NOT RELY UPON ANY SUCH INFORMATION OR REPRESENTATION AS HAVING BEEN AUTHORIZED BY US OR THE DEALER manager.

      WE ARE NOT MAKING THE TENDER OFFER TO (NOR WILL WE ACCEPT ANY TENDER OF SHARES FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OF THE TENDER OFFER OR THE ACCEPTANCE OF ANY TENDER OF SHARES WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, WE MAY, AT OUR DISCRETION, TAKE SUCH ACTION AS WE MAY DEEM NECESSARY FOR US TO MAKE THE TENDER OFFER IN ANY SUCH JURISDICTION AND EXTEND THE TENDER OFFER TO HOLDERS IN SUCH JURISDICTION. IN ANY JURISDICTION THE SECURITIES OR BLUE SKY LAWS OF WHICH REQUIRE THE TENDER OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE TENDER OFFER IS BEING MADE ON OUR BEHALF BY THE DEALER MANAGER OR ONE OR MORE REGISTERED BROKERS OR DEALERS, WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                                TABLE OF CONTENTS

TITLE                                                                                                  PAGE

Summary Term Sheet ..................................................................................    5
Introduction ........................................................................................    9
The Tender Offer ....................................................................................   10
1. Number of Shares, Proration ......................................................................   10
2. Purpose of Tender Offer ..........................................................................   13
3. Procedures for Tendering Shares ..................................................................   13
4. Withdrawal Rights ................................................................................   18
5. Purchase of Shares and Payment of Purchase Price .................................................   19
6. Conditional Tender of Shares .....................................................................   20
7. Conditions of the Tender Offer ...................................................................   21
8. Price Range of Shares ............................................................................   23
9. Source and Amount of Funds .......................................................................   23
10. Certain Information Concerning Syms .............................................................   24
11. Interests of Directors and Executive Officers; Transactions and Arrangements Concerning  Shares .   25
12. Effects of the Tender Offer on the Market for Shares; Registrations under the Exchange Act ......   28
13. Legal Matters; Regulatory Approvals .............................................................   28
14. U.S. Federal Income Tax Consequences ............................................................   28
15. Extension of the Tender Offer; Termination; Amendment ...........................................   31
16. Fees and Expenses ...............................................................................   31
17. Miscellaneous ...................................................................................   32

                           FORWARD-LOOKING STATEMENTS

      This offer to purchase contains or incorporates by reference not only historical information, but also forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended) and information relating to the Company that are based on the beliefs of the management of the Company as well as assumptions made by and information currently available to the management of the Company. When used in this Quarterly Report, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions, as they relate to the Company or the management of the Company, identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events, the outcome of which is subject to certain risks which may be outside the Company's control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere described in this offer to purchase and other reports filed with the Securities and Exchange Commission.

 Forward-looking statements involve risks and uncertainties. The following are some of the factors, among others, that could cause our actual results to differ materially from what we have anticipated in our forward-looking statements:

   o general economic and market conditions

   o decreased consumer demand for the Company's products

   o possible disruptions in the Company's computer or telephone systems

   o possible work stoppages

   o increases in labor costs

   o effects of competition

   o possible disruptions or delays in the opening of new stores or inability to obtain suitable sites for new stores

   o higher than anticipated store closings or relocation costs

   o higher interest rates

   o unanticipated increases in merchandise or occupancy costs attraction and retention of qualified personnel

   o Other risks  described  in our filings  with the  Securities  and  Exchange
     Commission, including the Annual Report on Form 10-K for the year ended February 25, 2006.

      We wish to caution you not to place undue reliance on any forward-looking statement which speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ from those anticipated in the forward-looking statements and from historical results, and the difference may be material, due to the risks and uncertainties described above, as well as others that we may consider immaterial or do not anticipate at this time. The foregoing risks and uncertainties are not exclusive and further information concerning us and our businesses, including factors that potentially could materially affect our financial results or condition, may emerge from time to time.

--------------------------------------------------------------------------------
                               SUMMARY TERM SHEET

      WE ARE PROVIDING THIS SUMMARY TERM SHEET FOR YOUR CONVENIENCE. YOU SHOULD REALIZE THAT IT DOES NOT DESCRIBE ALL OF THE DETAILS OF THE TENDER OFFER TO THE SAME EXTENT DESCRIBED IN THIS DOCUMENT. WE URGE YOU TO READ THE ENTIRE DOCUMENT AND THE LETTER OF TRANSMITTAL BECAUSE THEY CONTAIN THE FULL DETAILS OF THE TENDER OFFER. WE HAVE INCLUDED REFERENCES TO THE SECTIONS OF THIS DOCUMENT WHERE YOU WILL FIND A MORE COMPLETE DISCUSSION.

--------------------------------------------------------------------------------

WHO IS  OFFERING  TO  PURCHASE   Syms  is offering to purchase your shares.
MY SHARES?

WHAT WILL THE PURCHASE PRICE     We will  determine  the purchase  price that we
FOR THE SHARES BE?               will pay per share  promptly  after the  tender
                                 offer  expires.  The purchase price will be the
                                 lowest  price at which,  based on the number of
                                 shares tendered and the prices specified by the
                                 tendering   stockholders,   we   can   purchase
                                 3,350,000  shares,  or  such  fewer  number  of
                                 shares  as  are   properly   tendered  and  not
                                 properly  withdrawn  prior  to  the  expiration
                                 date.   This  price  is   referred  to  as  the
                                 "purchase  price" and will not be greater  than
                                 $18.00 nor less than $16.00 per share.  We will
                                 pay  this  purchase  price  in  cash,   without
                                 interest, for all the shares we purchase under the tender offer, even if some of the shares are tendered at a price below the purchase price. See Section 1.

HOW MANY SHARES WILL SYMS        We  will  purchase  3,350,000  shares  properly
PURCHASE?                        tendered  in the  tender  offer,  or such fewer
                                 number of shares as are properly tendered,  and
                                 not properly  withdrawn prior to the expiration
                                 date.    The   3,350,000    shares    represent
                                 approximately  22%  of our  outstanding  common
                                 stock  as  of  April  26,  2006.  We  expressly
                                 reserve  the right to  purchase  an  additional
                                 number  of  shares  not  to  exceed  2% of  the
                                 outstanding   shares,   and  could   decide  to
                                 purchase more shares, subject to applicable legal requirements. See Section 1. The tender offer is not conditioned on any minimum number of shares being tendered. See Section 7.

WHAT WILL HAPPEN IF MORE THAN If more than 3,350,000 shares are tendered at 3,350,000 SHARES ARE TENDERED or below the purchase price, we will purchase
AT OR BELOW THE PURCHASE         all shares  tendered  at or below the  purchase
PRICE?                           price  on a pro  rata  basis,  except  for "odd
                                 lots"  (lots  held by  owners  of less than 100
                                 shares),  which we will  purchase on a priority
                                 basis as described in the immediately following
                                 paragraph  and  except  for  shares  that  were
                                 conditionally   tendered   and  for  which  the
                                 condition was not satisfied. See Sections 5 and 6.

IF I OWN FEWER THAN              If you own beneficially or of record fewer than
100 SHARES AND I TENDER ALL      100 shares in the  aggregate,  and you properly
OF MY SHARES,  WILL I BE         tender  all of these  shares  at or  below  the
SUBJECT TO PRORATION?            purchase  price before the tender offer expires
                                 and you  complete  the  section  entitled  "Odd
                                 Lots" in the letter of transmittal, we will purchase all of your shares without subjecting them to the proration procedure. See Section 1.

HOW WILL SYMS PAY FOR THE        We anticipate that we will fund the purchase of
SHARES?                          the shares tendered in the tender offer through
                                 cash on hand at the time of purchase and funds available from bank borrowings. See Section 9.

HOW  LONG DO I HAVE TO TENDER    You may  tender  your  shares  until the tender
MY SHARES?                       offer expires.  The tender offer will expire on
                                 Friday,  May 26, 2006,  at 5:00 p.m.,  New York
                                 City time,  unless we extend it. See Section 1.
                                 We may choose to extend  the  tender
                                 offer for any reason, subject to applicable laws. We cannot assure you that we will extend the tender offer or indicate the length of any extension that we may provide. See Section 15.
                                 If a broker, dealer, commercial bank, trust company or other nominee holds your shares, it is likely they have an earlier deadline for you to act to instruct them to accept the tender offer on your behalf. We urge you to contact the broker, dealer, commercial bank, trust company or other nominee to find out their deadline.

CAN THE TENDER OFFER BE          We can extend or amend the tender  offer in our
EXTENDED, AMENDED OR             sole discretion. If we extend the tender offer,
TERMINATED, AND UNDER WHAT       we will delay the acceptance of any shares that
CIRCUMSTANCES?                   have been tendered. We can terminate the tender
                                 offer under certain circumstances.  See Section
                                 7 and Section 15.

HOW WILL I BE NOTIFIED IF        We will issue a press release by 9:00 a.m., New
SYMS EXTENDS THE TENDER OFFER York City time, on the business day after the OR AMENDS THE TERMS OF THE scheduled expiration date if we decide to
TENDER  OFFER?                   extend the tender  offer.  We will announce any
                                 amendment  to the  tender  offer  by  making  a
                                 public  announcement  of  the  amendment.   See
                                 Section 15.

WHAT IS THE PURPOSE OF THE       We believe  that the tender  offer is a prudent
TENDER OFFER?                    use  of  our  financial   resources  given  our
                                 business profile, assets and the current market
                                 price of the shares,  and that investing in our
                                 own  shares is an  efficient  means to  provide
                                 value to our  stockholders.  The  tender  offer
                                 represents  the  opportunity  for us to  return
                                 cash to stockholders  who elect to tender their
                                 shares,  while  at  the  same  time  increasing
                                 non-tendering    stockholders'    proportionate
                                 interest in Syms. See Section 2 and Section 10.


ARE THERE ANY CONDITIONS TO      Yes. The tender offer is subject to  conditions
THE TENDER OFFER?                such as the  absence of court and  governmental
                                 action prohibiting the tender offer and of changes in general market conditions or our business that, in our judgment, are or may be materially adverse to us. See Section 7.

FOLLOWING THE TENDER OFFER,      Yes.   Syms  does  not   intend  to  cause  the
WILL SYMS  CONTINUE AS A         remaining  outstanding  shares  of Syms  common
PUBLIC  COMPANY?                 stock to be  delisted  from the New York  Stock
                                 Exchange  ("NYSE")  does not intend to take any
                                 action  which  would  result  in our no  longer
                                 being   subject  to  the   periodic   reporting
                                 requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See
                                 Section 12.


HOW DO I TENDER MY SHARES?       The tender offer will expire at 5:00 p.m.,  New
                                 York City time, on May 26, 2006, unless we extend the tender offer. To tender your shares prior to the expiration of the tender offer:

                                 o you must deliver your share certificate(s) and a properly completed and duly executed letter of transmittal to the depositary at the address appearing on the back cover page of this document; or

                                 o the depositary must receive a confirmation of receipt of your shares by book-entry transfer and a properly completed and duly executed letter of transmittal or an agent's message in the case of a book entry transfer; or

                                 o you must request a broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you; or

                                 o you must comply with the guaranteed delivery procedure.

                                 You should contact the information agent or the dealer manager for assistance. See Section 3 and the instructions to the letter of transmittal. Please note that we will not purchase your shares in the tender offer unless the depositary receives the required documents prior to the expiration of the tender offer. If a broker, dealer, commercial bank, trust company or other nominee holds your shares, it is likely they have an earlier deadline for you to act to instruct them to accept the tender offer on your behalf. We urge you to contact your broker, dealer, commercial bank, trust company or other nominee to find out their applicable deadline.


ONCE I HAVE TENDERED SHARES You may withdraw any shares you have tendered IN THE TENDER OFFER, CAN I at any time before the expiration of the tender
 WITHDRAW  MY TENDER?            offer  which will occur at 5:00 p.m.,  New York
                                 City time, on May 26, 2006, unless we extend the tender offer. If we have not accepted the shares you have tendered to us for payment, you may also withdraw your shares after 12:00
                                 Midnight,  New York City time, on May 26, 2006.
                                 See Section 4.

HOW DO I WITHDRAW SHARES         I  You  must  deliver,  on a  timely  basis,  a
PREVIOUSLY  TENDERED?            written or facsimile  notice of your withdrawal
                                 to the  depositary at the address  appearing on
                                 the  back  cover  page of this  document.  Your
                                 notice of  withdrawal  must  specify your name,
                                 the  number of shares to be  withdrawn  and the
                                 name of the registered  holder of these shares.
                                 Some additional requirements apply if the share
                                 certificates   to  be   withdrawn   have   been
                                 delivered to the depositary or if your shares have been tendered under the procedure for book-entry transfer set forth in Section 3. See
                                 Section 4.

HOW DO HOLDERS OF VESTED         If you hold vested but unexercised options, you
STOCK OPTIONS FOR SHARES         may exercise  such options in  accordance  with
PARTICIPATE  IN THE TENDER       the terms of the applicable  stock option plans
OFFER?                           and  tender  the  shares   received  upon  such
                                 exercise in accordance  with this tender offer.
                                 An option is vested to the extent that, under the terms of the option grant, you may exercise the option. The exercise of an option cannot be revoked even if any or all of the shares you received upon the exercise thereof and tendered in the offer are not purchased in the offer for any reason. See Section 3.

HAS SYMS OR ITS BOARD OF         Our Board of Directors  has approved the tender
DIRECTORS ADOPTED A POSITION     offer.  However,  neither  we nor our  Board of
ON THE TENDER  OFFER?            Directors  nor  any of  our  agents  makes  any
                                 recommendation no you as to whether you should tender or refrain from tendering your shares or as to the price or prices at which you may choose to tender your shares. You must make your own decision as to whether to tender your shares and, if so, how many shares to tender and the price or prices at which you should tender your shares. In so doing, you should read carefully the information in this offer to purchase and in the letter of transmittal, including our reasons for making the tender offer. Our directors and executive officers have advised us that they do not intend do tender any shares in the tender offer. See
                                 Section 11.

IMPACT OF TENDER OFFER ON        If we purchase  3,350,000  shares in the tender
PERCENTAGE  OWNED BY OUR         offer,  then the approximate  percentage of our
PRINCIPAL  STOCKHOLDERS?         outstanding  shares  owned  beneficially  by Sy
                                 Syms  and  Marcy   Syms  will   increase   from
                                 approximately 40.5% to approximately 52.2%, and
                                 from   approximately   11.3%  to  approximately
                                 14.6%, respectively (which assumes that neither will tender any shares in the tender offer and excludes the stock options owned by Marcy
                                 Syms).

IF I DECIDE NOT TO  TENDER,      Stockholders  who choose not to tender will own
HOW WILL THE TENDER OFFER        a   greater   percentage    interest   in   our
AFFECT MY SHARES?                outstanding    common   stock   following   the
                                 consummation of the tender offer.

WHAT IS THE RECENT MARKET        We publicly announced the tender offer on April
PRICE FOR THE SHARES?            27, 2006.  On April 26, 2006,  the last trading
                                 day  prior  to  the  date  of  this   offer  to
                                 purchase, the reported closing price of the shares on the NYSE was $16.86 per share. We urge you to obtain current market quotations for the shares. See Section 8.


WHEN WILL SYMS PAY FOR THE       We will pay the purchase  price,  net to you in
SHARES I TENDER?                 cash,  without  interest,  for  the  shares  we
                                 purchase as promptly as  practicable  after the
                                 expiration   of  the   tender   offer  and  the
                                 acceptance of the shares for payment; provided, however, that we do not expect to announce the results of the proration and begin paying for tendered shares until at least five business days after the expiration of the tender offer.
                                 See Section 5.

WILL I HAVE TO PAY BROKERAGE     If you  are a  registered  stockholder  and you
COMMISSIONS IF I TENDER MY       tender your shares  directly to the depositary,
SHARES?                          you will not incur any  brokerage  commissions.
                                 If you hold shares through a broker or bank, we
                                 urge  you to  consult  your  broker  or bank to
                                 determine   whether   transaction   costs   are
                                 applicable. See Section 3.

WHAT ARE THE U.S. FEDERAL        Generally,  you will be subject to U.S. federal
INCOME TAX CONSEQUENCES IF       income taxation when you I receive cash from us
TENDER MY SHARES?                in  exchange  for the  shares you  tender.  The
                                 receipt of cash for your tendered shares will be treated either as (1) a sale or exchange or
                                 (2) a distribution from us in respect of our stock. See Section 14. We recommend that you consult with your tax advisor with respect to your particular situation.

WILL I HAVE TO PAY ANY STOCK If you instruct the depositary in the letter of TRANSFER TAX IF I TENDER MY transmittal to make the payment for the shares
SHARES?                          to the  registered  holder,  you will not incur
                                 any stock transfer tax. See Section 5.

WHOM CAN I TALK TO IF I HAVE     The  information  agent and the dealer  manager
QUESTIONS?                       can help answer your questions. The information
                                 agent is D.F. King & Co., Inc. and the dealer manager is TM Capital Corp. Their contact information is set forth on the back cover page of this document.

                                  INTRODUCTION

To the Holders of our Common Stock:

      We invite our stockholders to tender shares of our common stock, $0.05 par value per share, for purchase by us. Upon the terms and subject to the conditions set forth in this offer to purchase and in the letter of transmittal, we are offering to purchase up to 3,350,000 shares at a price not greater than $18.00 nor less than $16.00 per share, net to the seller in cash, without interest.

      The tender offer will expire at 5:00 p.m., New York City time, on May 26, 2006, unless extended (such date and time, as the same may be extended, the "expiration date"). We may, in our sole discretion, extend the period of time in which the tender offer will remain open.

      We will select the lowest purchase price that will allow us to buy 3,350,000 or, if a lesser number of shares is properly tendered, all shares that are properly tendered and not properly withdrawn. We will acquire all shares that we purchase in the tender offer at the same purchase price regardless of whether the stockholder tendered at a lower price. However, because of the "odd lot" priority, proration and conditional tender provisions described in this offer to purchase, we may not purchase all of the shares tendered at or below the purchase price if more than the number of shares we seek are properly tendered. We will return tendered shares that we do not purchase to the tendering stockholders at our expense as promptly as practicable after the expiration of the tender offer. See Section 1.

      We reserve the right to purchase more than 3,350,000 shares pursuant to the tender offer, subject to certain limitations and legal requirements. See
Section 1.

       STOCKHOLDERS MUST COMPLETE THE SECTION OF THE LETTER OF TRANSMITTAL RELATING TO THE PRICE AT WHICH THEY ARE TENDERING SHARES IN ORDER TO PROPERLY TENDER SHARES.

      We will pay the purchase price, net to the tendering stockholders in cash, without interest, for all shares that we purchase. Tendering stockholders whose shares are registered in their own names and who tender directly to American Stock Transfer & Trust Company, the depositary in the tender offer, will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 9 to the letter of transmittal, stock transfer taxes on the purchase of shares by us under the tender offer. If you own your shares through a bank, broker, dealer, trust company or other nominee and that person tenders your shares on your behalf, that person may charge you a fee for doing so. You should consult your bank, broker, dealer, trust company or other nominee to determine whether any charges will apply.

      The tender offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions. See Section 7.

      OUR BOARD OF DIRECTORS HAS APPROVED THE TENDER OFFER. HOWEVER, NEITHER WE NOR OUR BOARD OF DIRECTORS NOR THE DEALER MANAGER, INFORMATION AGENT NOR DEPOSITARY MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH TO TENDER YOUR SHARES. IN SO DOING, YOU SHOULD READ CAREFULLY THE INFORMATION IN THIS OFFER TO PURCHASE AND IN THE LETTER OF TRANSMITTAL, INCLUDING OUR REASONS FOR MAKING THE TENDER OFFER. SEE SECTION 2. OUR DIRECTORS AND EXECUTIVE OFFICERS HAVE ADVISED US THAT THEY DO NOT INTEND TO TENDER ANY SHARES IN THE TENDER OFFER.

      If, at the expiration date, more than 3,350,000 shares are properly tendered at or below the purchase price and not properly withdrawn, we will buy shares:

   o first, from all holders of "odd lots" (holders of less than 100 shares) who properly tender all their shares at or below the purchase price selected by us and do not properly withdraw them before the expiration date;

   o second, on a pro rata basis from all other stockholders who properly tender shares at or below the purchase price selected by us, other than stockholders who tender conditionally and whose conditions are not satisfied; and


   o third, only if necessary to permit us to purchase 3,350,000 shares (or such greater number of shares as we may elect to purchase, subject to applicable law) from those holders who have tendered shares at or below the purchase price subject to the condition that we purchase not less the specified minimum number of the holder's shares if any of the holder's shares are purchased in the tender offer (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have tendered all of their shares subject only to the condition described above.

      We may not purchase all of the shares tendered pursuant to the tender offer even if the shares are tendered at or below the purchase price. See
Section 1, Section 5 and Section 6, respectively, for additional information concerning priority, proration and conditional tender procedures.

       Section 14 of this offer to purchase describes various United States federal income tax consequences of a sale of shares under the tender offer.

      Holders of vested but unexercised options to purchase shares may exercise such options for cash and tender some or all of the shares issued upon such exercise. An option is vested to the extent that it may, by the terms of the option grants, be exercised on the date the option holder proposes to exercise the option. The exercise of an option cannot be revoked even if shares received upon the exercise thereof and tendered in the offer are not purchased in the offer for any reason.

      As of April 26, 2006, we had issued and outstanding 14,933,587 shares. The 3,350,000 shares that we are offering to purchase represent approximately 22% of the shares then outstanding. The shares are listed and traded on the NYSE under the symbol "SYM." See Section 8. We urge stockholders to obtain current market quotations for the shares.

                                THE TENDER OFFER

1.   NUMBER OF SHARES; PRORATION.

       GENERAL. Upon the terms and subject to the conditions of the tender offer, Syms will purchase 3,350,000 shares, or such fewer number of shares as are properly tendered and not properly withdrawn in accordance with Section 4, before the scheduled expiration date of the tender offer, at prices not greater than $18.00 nor less than $16.00 per share, net to the seller in cash, without interest.

      The term "expiration date" means 5:00 p.m., New York City time, on May 26, 2006, unless and until Syms, in its sole discretion, shall have extended the period of time during which the tender offer will remain open, in which event the term "expiration date" shall refer to the latest time and date at which the tender offer, as so extended by Syms, shall expire. See Section 15 for a description of Syms's right to extend, delay, terminate or amend the tender offer. In accordance with the rules of the Securities and Exchange Commission, Syms may, and Syms expressly reserves the right to, purchase under the tender offer an additional number of shares not to exceed 2% of the outstanding shares without amending or extending the tender offer. See Section 15. In the event of an over-subscription of the tender offer as described below, shares tendered at or below the purchase price will be subject to proration, except for odd lots. The proration period and, except as described herein, withdrawal rights, expire on the expiration date.

      If we:

   o increase the price to be paid for shares above $18.00 per share or decrease the price to be paid for shares below $6.00 per share, or


   o increase the number of shares being sought in the tender offer and this increase in the number of shares sought exceeds 2% of the outstanding shares, or


   o decrease the number of shares being sought, and

   o the tender offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that we first publish, send or give notice, in the manner specified in Section 15, of any increase or decrease, then we will extend the tender offer until the expiration of ten business days from the date that we first publish notice of any increase or decrease. For the purposes of the tender offer, a "business day" means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 Midnight, New York City time.

      THE TENDER OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE TENDER OFFER IS, HOWEVER, SUBJECT TO OTHER CONDITIONS. SEE SECTION 7.

      In accordance with Instruction 5 of the letter of transmittal, stockholders desiring to tender shares must specify the price or prices, not greater than $18.00 nor less than $16.00 per share, at which they are willing to sell their shares to Syms under the tender offer. Alternatively, stockholders desiring to tender shares can choose not to specify a price and, instead, specify that they will sell their shares at the purchase price that Syms ultimately pays for shares properly tendered and not properly withdrawn in the tender offer, which could result in the tendering stockholder receiving a price per share as low as $16.00 or as high as $18.00. If tendering stockholders wish to maximize the chance that Syms will purchase their shares, they should check the box in the section of the letter of transmittal captioned "Shares Tendered at Price Determined Pursuant to the Tender Offer." Note that this election could result in the tendered shares being purchased at the minimum price of $16.00 per share. This election could also have the effect of decreasing the price at which Syms purchases tendered shares because the shares tendered using this election will be available at the minimum price of $16.00 per share.

       TO TENDER SHARES PROPERLY, STOCKHOLDERS MUST SPECIFY ONE AND ONLY ONE PRICE BOX IN THE APPROPRIATE SECTION IN EACH LETTER OF TRANSMITTAL. IF YOU SPECIFY MORE THAN ONE PRICE OR IF YOU FAIL TO CHECK ANY PRICE AT ALL YOU WILL NOT HAVE VALIDLY TENDERED YOUR SHARES. SEE SECTION 3.

       Promptly following the expiration date, Syms will, in its sole discretion, determine the purchase price that it will pay for shares properly tendered and not properly withdrawn, taking into account the number of shares tendered and the prices specified by tendering stockholders. Syms will select the lowest purchase price, not greater than $18.00 nor less than $16.00 per share, net to the seller in cash, without interest, that will enable it to purchase 3,350,000 shares, or such fewer number of shares as are properly tendered and not properly withdrawn in the tender offer. Syms will purchase all shares properly tendered at or below the purchase price (and not properly withdrawn), all at the purchase price, upon the terms and subject to the conditions of the tender offer, including the odd lot, proration and conditional tender provisions.

      Syms will not purchase shares tendered at prices greater than the purchase price and shares that it does not accept in the tender offer because of proration provisions or conditional tenders. Syms will return to the tendering stockholders shares that it does not purchase in the tender offer at Syms's expense as promptly as practicable after the expiration date. By following the instructions to the letter of transmittal, stockholders can specify one minimum price for a specified portion of their shares and a different minimum price for other specified shares, but stockholders must submit a separate letter of transmittal for shares tendered at each price. Stockholders also can specify the order in which Syms will purchase the specified portions in the event that, as a result of the proration provisions or otherwise, Syms purchases some but not all of the tendered shares pursuant to the tender offer.

      If the number of shares properly tendered at or below the purchase price and not properly withdrawn prior to the expiration date is fewer than or equal to 3,350,000 shares, or such greater number of shares as Syms may elect to purchase, subject to applicable law, Syms will, upon the terms and subject to the conditions of the tender offer, purchase all such shares.

       PRIORITY OF PURCHASES. Upon the terms and subject to the conditions of the tender offer, if greater than 3,350,000 shares, subject to applicable law, have been properly tendered at prices at or below the purchase price and not properly withdrawn prior to the expiration date, Syms will purchase properly tendered shares on the basis set forth below:

   o First, we will purchase all shares tendered by all holders of "odd lots" who:

   o tender all shares owned beneficially or of record at a price at or below the purchase price selected by us (partial tenders will not qualify for this preference); and


   o complete the section entitled "Odd Lots" in the letter of transmittal and, if applicable, in the notice of guaranteed delivery.

   o Second, subject to the conditional tender provisions described in Section 6, we will purchase all other shares tendered at prices at or below the purchase price selected by us on a pro rata basis with appropriate adjustments to avoid purchases of fractional shares, as described below.


   o Third, only if necessary to permit us to purchase 3,350,000 shares (or such greater number of shares as we may elect to purchase, subject to applicable law) shares conditionally tendered (for which the condition was not initially satisfied) at or below the purchase price selected by us, will, to the extent feasible, be selected for purchase by random lot. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have tendered all of their shares.

       Syms may not purchase all of the shares that a stockholder tenders in the tender offer even if they are tendered at prices at or below the purchase price. It is also possible that Syms will not purchase any of the shares conditionally tendered even though those shares were tendered at prices at or below the purchase price.

      ODD LOTS. For purposes of the tender offer, the term "odd lots" shall mean all shares properly tendered prior to the expiration date at prices at or below the purchase price and not properly withdrawn by any person, referred to as an "odd lot" holder, who owns beneficially or of record an aggregate of fewer than 100 shares and so certifies in the appropriate place on the letter of transmittal and, if applicable, on the notice of guaranteed delivery. To qualify for this preference, an odd lot holder must tender all shares owned beneficially or of record by the odd lot holder in accordance with the procedures described in Section 3. As set forth above, Syms will accept odd lots for payment before proration, if any, of the purchase of other tendered shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more shares, even if these holders have share certificates representing fewer than 100 shares. By accepting the tender offer, an odd lot holder who holds shares in its name and tenders its shares directly to the depositary would not only avoid the payment of brokerage commissions, but also would avoid any applicable odd lot discounts in a sale of the odd lot holder's shares on the NYSE. Any odd lot holder wishing to tender all of its shares pursuant to the tender offer should complete the section entitled "Odd Lots" in the letter of transmittal and, if applicable, in the notice of guaranteed delivery.

      PRORATION. If proration of tendered shares is required, Syms will determine the proration factor promptly following the expiration date. Subject to adjustment to avoid the purchase of fractional shares and subject to the provisions governing conditional tenders described in Section 6 of this offer to purchase, proration for each stockholder that tenders shares will be based on the ratio of the total number of shares that we accept for purchase (excluding "odd lots") to the total number of shares properly tendered (and not properly withdrawn) at or below the purchase price by all stockholders (other than "odd lot" holders).

       Because of the difficulty in determining the number of shares properly tendered, including shares tendered by guaranteed delivery procedures, as described in Section 3, and not properly withdrawn, and because of the odd lot procedure and conditional tender provisions, Syms does not expect that it will be able to announce the final proration factor or commence payment for any shares purchased under the tender offer until at least five business days after the expiration date. The preliminary results of any proration will be announced by press release as promptly as practicable after the expiration date. Stockholders may obtain preliminary proration information from the information agent or the dealer manager and may be able to obtain this information from their brokers.

      As described in Section 14, the number of shares that Syms will purchase from a stockholder under the tender offer may affect the U.S. federal income tax consequences to that stockholder and, therefore, may be relevant to that stockholder's decision whether or not to tender shares.

      We will mail this offer to purchase and the letter of transmittal to record holders of shares and we will furnish this offer to purchase to brokers, dealers, commercial banks and trust companies whose names, or the names of whose nominees, appear on Syms' stockholder list or, if applicable, that are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of shares.

2.   PURPOSE OF THE TENDER OFFER.

       Syms believes that the tender offer is a prudent use of its financial resources given its business profile, assets and the current market price of the shares, and that investing in its own shares is an efficient means to provide value to its stockholders. The tender offer represents the opportunity for Syms to return cash to stockholders who elect to tender their shares. Where shares are tendered by the registered owner of those shares directly to the depositary, the sale of those shares in the tender offer will permit the seller to avoid the usual transaction costs associated with open market sales. Furthermore, odd lot holders who hold shares registered in their names and tender their shares directly to the depositary and whose shares are purchased under the tender offer will avoid not only the payment of brokerage commissions but also any applicable odd lot discounts that might be payable on sales of their shares in NYSE transactions.

       Stockholders who do not tender their shares pursuant to the tender offer and stockholders who otherwise retain an equity interest in Syms as a result of a partial tender of shares, proration or a conditional tender for which the condition is not satisfied will continue to be owners of Syms and will realize a proportionate increase in their relative equity interest in Syms and will bear the risks and rewards associated with owning the equity securities of Syms, including risks resulting from Syms's purchase of shares. See Section 10.

      After the completion of the tender offer, Syms expects to have sufficient cash flow and access to funding to meet its cash needs for normal operations and anticipated capital expenditures.

      NEITHER SYMS NOR THE SYMS BOARD OF DIRECTORS NOR ANY OF THEIR AGENTS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ANY SHARES OR AS TO THE PRICE OR PRICES AT WHICH STOCKHOLDERS MAY CHOOSE TO TENDER THEIR SHARES. SYMS HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION. STOCKHOLDERS SHOULD CAREFULLY EVALUATE ALL INFORMATION IN THE TENDER OFFER, SHOULD CONSULT THEIR OWN INVESTMENT AND TAX ADVISORS, AND SHOULD MAKE THEIR OWN DECISIONS ABOUT WHETHER TO TENDER SHARES, AND, IF SO, HOW MANY SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH TO TENDER. OUR DIRECTORS, INCLUDING SY SYMS AND MARCY SYMS, HAVE ADVISED US THAT THEY DO NOT INTEND TO TENDER ANY SHARES IN THE TENDER OFFER.

      Syms continues to explore strategic arrangements, transactions and opportunities consistent with our goal of increasing stockholder value. Such strategic transactions could include acquisitions, joint ventures, corporate restructurings, a sale or otherwise. We do not currently have any plans to enter into any strategic transactions. Our decision to enter into any strategic transaction in the future will depend upon a number of factors, including, without limitation, our business and financial position, our corporate strategies, general economic and market conditions, and the market value of our business and common stock. In the event that we enter into a strategic transaction in the future and such transaction increases the market value of our common stock, however, the stockholders whose shares of common stock are purchased in this offer will not realize any of the potential value of such transaction.

Additionally, we may make stock repurchases from time to time on the open market and/or in private transactions or even additional tender offers. On April 22, 2004, our Board of Directors approved the repurchase of up to 3,100,000 shares on the open market at prevailing market prices through June 7, 2006. Under this authorization, we have purchased approximately 449,000 shares of stock as set forth in the following table.

                                                           AVERAGE
                                      SHARES                PRICE
          QUARTER ENDED             PURCHASED          PAID PER SHARE
         -----------------------------------------------------------------

               2/25/2006                0                     -
              11/26/2005              78,500               $13.48
               8/27/2005              28,900               $13.44
               5/28/2005             166,000               $13.19
               2/26/2005             100,200               $12.67
              11/27/2004              59,400               $10.53
               8/28/2004                0                     -
               5/29/2004              16,100                $7.83

As of April 26, 2006, we had remaining authorization to purchase approximately 2,667,000 shares. Whether or not we make additional repurchases will depend on many factors, including, without limitation, the number of shares, if any, that we purchase in this tender offer, Syms's business and financial performance and situation, the business and market conditions at the time, including the price of the shares, and such other factors as Syms may consider relevant. Any of these repurchases may be on the same terms or on terms that are more or less favorable to the selling stockholders than the terms of the tender offer. However, Rule 13e-4 of the Exchange Act prohibits Syms and its affiliates from purchasing any shares, other than pursuant to the tender offer, until at least ten business days after the expiration date of the tender offer, except pursuant to certain limited exceptions provided in Rule 14e-5 of the Exchange Act.


      Syms intends to retire shares that it acquires pursuant to the tender offer and will return those shares to the status of authorized but unissued stock that will be available for Syms to issue without further stockholder action (except as required by applicable law or the rules of the NYSE or any other securities exchange on which the shares may then be listed) for various purposes including, without limitation, acquisitions, raising additional capital and the satisfaction of obligations under existing or future employee benefit or compensation programs or stock plans or compensation programs for directors. See
Section 9.

3.   PROCEDURES FOR TENDERING SHARES.

      PROPER TENDER OF SHARES. For stockholders to properly tender shares under the tender offer:

   o the depositary must receive, at the depositary's address set forth on the back cover page of this offer to purchase, share certificates (or confirmation of receipt of such shares under the procedure for book-entry transfer set forth below), together with a properly completed and duly executed letter of transmittal, including any required signature guarantees, or an "agent's message," and any other documents required by the letter of transmittal, before the tender offer expires; or


   o the tendering stockholder must comply with the guaranteed delivery procedure set forth below.

      If a broker, dealer, commercial bank, trust company or other nominee holds your shares, it is likely they have an earlier deadline for you to act to instruct them to accept the tender offer on your behalf. We urge you to contact your broker, dealer, commercial bank, trust company or other nominee to find out their applicable deadline.

      IN ACCORDANCE WITH INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL, STOCKHOLDERS DESIRING TO TENDER SHARES IN THE TENDER OFFER MUST PROPERLY INDICATE IN THE SECTION CAPTIONED (1) "PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED" ON THE LETTER OF TRANSMITTAL THE PRICE (IN MULTIPLES OF $0.25) AT WHICH STOCKHOLDERS ARE TENDERING SHARES OR (2) "SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER" IN THE LETTER OF TRANSMITTAL THAT THE STOCKHOLDER WILL ACCEPT THE PURCHASE PRICE DETERMINED BY SYMS IN ACCORDANCE WITH THE TERMS OF THE TENDER OFFER.

      If tendering stockholders wish to maximize the chance that Syms will purchase their shares, they should check the box in the section of the letter of transmittal captioned "Shares Tendered at Price Determined Pursuant to the Tender Offer." Note that this election could have the effect of decreasing the price at which Syms purchases tendered shares because shares tendered using this election will be available for purchase at the minimum price of $16.00 per share and, as a result, it is possible that this election could result in Syms purchasing tendered shares at the minimum price of $16.00 per share.

      A stockholder who desires to tender shares at more than one price must complete a separate letter of transmittal for each price at which such stockholder tenders shares, provided that a stockholder may not tender the same shares (unless properly withdrawn previously in accordance with Section 4) at more than one price. TO TENDER SHARES PROPERLY, STOCKHOLDERS MUST CHECK ONE AND ONLY ONE PRICE BOX IN THE APPROPRIATE SECTION OF EACH LETTER OF TRANSMITTAL. IF YOU CHECK MORE THAN ONE BOX OR IF YOU FAIL TO CHECK ANY BOX AT ALL YOU WILL NOT HAVE VALIDLY TENDERED YOUR SHARES.

      Odd lot holders who tender all shares must complete the section captioned "Odd Lots" in the letter of transmittal and, if applicable, in the notice of guaranteed delivery, to qualify for the preferential treatment available to odd lot holders as set forth in Section 1.

      WE URGE STOCKHOLDERS WHO HOLD SHARES THROUGH BROKERS OR BANKS TO CONSULT THE BROKERS OR BANKS TO DETERMINE WHETHER TRANSACTION COSTS ARE APPLICABLE IF THEY TENDER SHARES THROUGH THE BROKERS OR BANKS AND NOT DIRECTLY TO THE DEPOSITARY.

       SIGNATURE GUARANTEES. Except as otherwise provided below, all signatures on a letter of transmittal must be guaranteed by a financial institution (including most banks, savings and loans associations and brokerage houses) which is a participant in the Securities Transfer Agents Medallion Program. Signatures on a letter of transmittal need not be guaranteed if:

   o the letter of transmittal is signed by the registered holder of the shares (which term, for purposes of this Section 3, shall include any participant in The Depository Trust Company, referred to as the "book-entry transfer facility," whose name appears on a security position listing as the owner of the shares) tendered therewith and the holder has not completed either the box captioned "Special Delivery Instructions" or the box captioned "Special Payment Instructions" in the letter of transmittal; or


   o if shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Exchange Act. See Instruction 1 of the letter of transmittal.

      If a share certificate is registered in the name of a person other than the person executing a letter of transmittal, or if payment is to be made to a person other than the registered holder, then the certificate must be endorsed or accompanied by an appropriate stock power, in either case signed exactly as the name of the registered holder appears on the certificate, with the signature guaranteed by an eligible guarantor institution.

      Syms will make payment for shares tendered and accepted for payment under the tender offer only after the depositary timely receives share certificates or a timely confirmation of the book-entry transfer of the shares into the depositary's account at the book-entry transfer facility as described above, a properly completed and duly executed letter of transmittal, or an agent's message in the case of a book-entry transfer, and any other documents required by the letter of transmittal.

      METHOD OF DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF YOU CHOOSE TO DELIVER REQUIRED DOCUMENTS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED.

       BOOK-ENTRY DELIVERY. The depositary will establish an account with respect to the shares for purposes of the tender offer at the book-entry transfer facility within two business days after the date of this offer to purchase, and any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of the shares by causing the book-entry transfer facility to transfer shares into the depositary's account in accordance with the book-entry transfer facility's procedures for transfer. Although participants in the book-entry transfer facility may effect delivery of shares through a book-entry transfer into the depositary's account at the book-entry transfer facility, either:

   o a properly completed and duly executed letter of transmittal, including any required signature guarantees, or an agent's message, and any other required documents must, in any case, be transmitted to and received by the depositary at its address set forth on the back cover page of this offer to purchase before the expiration date; or

   o  the guaranteed delivery procedure described below must be followed.

      Delivery of the letter of transmittal and any other required documents to the book-entry transfer facility does not constitute delivery to the depositary.

      The term "agent's message" means a message transmitted by the book-entry transfer facility to, and received by, the depositary, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the shares that the participant has received and agrees to be bound by the terms of the letter of transmittal and that Syms may enforce the agreement against the participant.

       COMPANY STOCK OPTION PLANS. We are not offering, as part of the offer, to purchase any of the options outstanding under the Company's stock option plans and tenders of such options will not be accepted. Holders of options who wish to participate in the offer may exercise their options and purchase shares of our common stock and then tender such shares pursuant to the offer, provided that any such exercise of an option and tender of shares is in accordance with the terms of the option plans and the options. In no event are any options to be delivered to the Depositary in connection with a tender of shares hereunder. An exercise of an option cannot be revoked even if shares received upon the exercise thereof and tendered in the offer are not purchased in the offer for any reason.

      FEDERAL BACKUP WITHHOLDING TAX. Under the federal income tax backup withholding rules, 28% of the gross proceeds payable to a stockholder or other payee pursuant to the tender offer must be withheld and remitted to the United States Treasury, unless (i) the stockholder or other payee provides his or her taxpayer identification number (employer identification number or social security number) to the depositary and certifies that such number is correct and that he or she is not subject to backup withholding or (2) an exemption otherwise applies under applicable regulations. Therefore, unless such an exemption exists and is proven in a manner satisfactory to the depositary, each tendering stockholder should complete and sign the Substitute Form W-9 included as part of the letter of transmittal so as to provide the information and certification necessary to avoid backup withholding. Certain stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, that stockholder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt status. Tendering stockholders can obtain such statements from the depositary. See Instruction 13 of the letter of transmittal.

      ANY TENDERING STOCKHOLDER OR OTHER PAYEE WHO FAILS TO COMPLETE FULLY AND SIGN THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL MAY BE SUBJECT TO REQUIRED FEDERAL INCOME TAX BACKUP WITHHOLDING OF 28% OF THE GROSS PROCEEDS PAID TO SUCH STOCKHOLDER OR OTHER PAYEE PURSUANT TO THE TENDER OFFER.

      Gross proceeds payable pursuant to the tender offer to a foreign stockholder or his or her agent will be subject to withholding of federal income tax at a rate of 30%, unless we determine that a reduced rate of withholding is applicable pursuant to a tax treaty or that an exemption from withholding is applicable because such gross proceeds are effectively connected with the conduct of a trade or business within the United States. For this purpose, a foreign stockholder is any stockholder that is not:

   o  a citizen or resident of the United States,

   o a corporation, partnership or other entity created or organized in or under the laws of the United States, or any State thereof,

   o a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to make all substantial decisions, or

   o an estate the income of which is subject to United States federal income taxation regardless of its source.

A foreign stockholder may be eligible to file for a refund of such tax or a portion of such tax if such stockholder meets the "complete redemption," "substantially disproportionate" or "not essentially equivalent to a dividend" tests described in Section 14 or if such stockholder is entitled to a reduced rate of withholding pursuant to a tax treaty and Syms withheld at a higher rate. In order to obtain a reduced rate of withholding under a tax treaty, a foreign stockholder must deliver to the depositary before the payment a properly completed and executed statement claiming such an exemption or reduction. Tendering stockholders can obtain such statements from the depositary. In order to claim an exemption from withholding on the grounds that gross proceeds paid pursuant to the tender offer are effectively connected with the conduct of a trade or business within the United States, a foreign stockholder must deliver to the depositary a properly executed statement claiming such exemption.
Tendering stockholders can obtain such statements from the depositary. See Instruction 13 of the letter of transmittal. We urge foreign stockholders to consult their own tax advisors regarding the application of federal income tax withholding, including eligibility for a withholding tax reduction or exemption and the refund procedure.

      For a discussion of United States federal income tax consequences to tendering stockholders, see Section 14.

      GUARANTEED DELIVERY. If a stockholder desires to tender shares under the tender offer and the stockholder's share certificates are not immediately available or the stockholder cannot deliver the share certificates to the depositary before the expiration date, or the stockholder cannot complete the procedure for book-entry transfer on a timely basis, or if time will not permit all required documents to reach the depositary before the expiration date, the stockholder may nevertheless tender the shares, provided that the stockholder satisfies all of the following conditions:

   o the stockholder makes the tender by or through an eligible guarantor institution;

   o the depositary receives by hand, mail, overnight courier or facsimile transmission, before the expiration date, a properly completed and duly executed notice of guaranteed delivery in the form Syms has provided, specifying the price at which the stockholder is tendering shares, including (where required) a guarantee by an eligible guarantor institution in the form set forth in such notice of guaranteed delivery; and


   o the depositary receives the share certificates, in proper form for transfer, or confirmation of book-entry transfer of the shares into the depositary's account at the book-entry transfer facility, together with a properly completed and duly executed letter of transmittal, or a manually signed facsimile thereof, and including any required signature guarantees, or an agent's message, and any other documents required by the letter of transmittal, within three NYSE trading days after the date of receipt by the depositary of the notice of guaranteed delivery.

      RETURN OF UNPURCHASED SHARES. The depositary will return certificates for unpurchased shares as promptly as practicable after the expiration or termination of the tender offer or the proper withdrawal of the shares, as applicable, or, in the case of shares tendered by book-entry transfer at the book-entry transfer facility, the depositary will credit the shares to the appropriate account maintained by the tendering stockholder at the book-entry transfer facility, in each case without expense to the stockholder.

       DETERMINATION OF VALIDITY; REJECTION OF SHARES; WAIVER OF DEFECTS; NO OBLIGATION TO GIVE NOTICE OF DEFECTS. Syms will determine, in its sole discretion, all questions as to the number of shares that it will accept, the price that it will pay for shares that we accept and the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of shares, and our determination will be final and binding on all parties. Syms reserves the absolute right to reject any or all tenders of any shares that it determines are not in proper form or the acceptance for payment of or payment for which Syms determines may be unlawful. Syms also reserves the absolute right to waive any defect or irregularity in any tender with respect to any particular shares or any particular stockholder, and Syms' interpretation of the terms of the tender offer will be final and binding on all parties. The waiver of a material condition; however, would be a material amendment to the tender offer requiring dissemination of amended tender offer documents and an extension of our tender offer to ensure at least five business days remain open prior to expiration. No tender of shares will be deemed to have been properly made until the stockholder cures, or Syms waives, all defects or irregularities. None of Syms, the depositary, the information agent, the dealer manager or any other person will be under any duty to give notification of any defects or irregularities in any tender or incur any liability for failure to give this notification.

      TENDERING STOCKHOLDER'S REPRESENTATION AND WARRANTY; SYMS'S ACCEPTANCE CONSTITUTES AN AGREEMENT. A tender of shares under any of the procedures described above will constitute the tendering stockholder's acceptance of the terms and conditions of the tender offer, as well as the tendering stockholder's representation and warranty to Syms that:

   o the stockholder has a net long position in the shares or equivalent securities at least equal to the shares tendered within the meaning of Rule 14e-4 of the Exchange Act; and

   o  the tender of shares complies with Rule 14e-4.

      It is a violation of Rule 14e-4 for a person, directly or indirectly, to tender shares for that person's own account unless, at the time of tender and at the end of the proration period or period during which shares are accepted by lot (including any extensions thereof), the person so tendering:

   o  has a net long position equal to or greater than the amount tendered in:

   o  the shares; or

   o securities immediately convertible into, or exchangeable or exercisable for, the shares; and

   o will deliver or cause to be delivered the shares in accordance with the terms of the tender offer.

       Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. Syms' acceptance for payment of shares tendered under the tender offer will constitute a binding agreement between the tendering stockholder and Syms upon the terms and conditions of the tender offer.

      LOST OR DESTROYED CERTIFICATES. Stockholders whose share certificate for part or all of their shares has been lost, stolen, misplaced or destroyed may contact American Stock Transfer & Trust Company, the depositary for this offer, at the address and telephone number set forth on the back cover of this offer to purchase, for instructions as to obtaining a replacement share certificate. That share certificate will then be required to be submitted together with the letter of transmittal in order to receive payment for shares that are tendered and accepted for payment. The stockholder may have to post a bond to secure against the risk that the share certificate may subsequently emerge. We urge stockholders to contact American Stock Transfer & Trust Company immediately in order to permit timely processing of this documentation.

       STOCKHOLDERS  MUST DELIVER SHARE  CERTIFICATES,  TOGETHER WITH A PROPERLY
COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL, INCLUDING ANY SIGNATURE GUARANTEES, OR AN AGENT'S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY AND NOT TO SYMS, THE DEALER MANAGER OR THE INFORMATION AGENT. SYMS, THE DEALER MANAGER OR THE INFORMATION AGENT WILL NOT FORWARD ANY SUCH DOCUMENTS TO THE DEPOSITARY AND DELIVERY TO SYMS, THE DEALER MANAGER OR THE INFORMATION AGENT WILL NOT CONSTITUTE A PROPER TENDER OF SHARES.

4.   WITHDRAWAL RIGHTS.

       Stockholders may withdraw shares tendered under the tender offer at any time prior to the expiration date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after 12:00 Midnight, New York City time, on May 26, 2006 unless theretofore accepted for payment as provided in this offer to purchase.

      For a withdrawal to be effective, the depositary must timely receive a written or facsimile transmission notice of withdrawal at the depositary's address set forth on the back cover page of this offer to purchase. Any such notice of withdrawal must specify the name of the tendering stockholder, the number of shares that the stockholder wishes to withdraw and the name of the registered holder of the shares. If the share certificates to be withdrawn have been delivered or otherwise identified to the depositary, then, before the release of the share certificates, the serial numbers shown on the share certificates must be submitted to the depositary and the signature(s) on the notice of withdrawal must be guaranteed by an eligible guarantor institution, unless the shares have been tendered for the account of an eligible guarantor institution.

      If a stockholder has tendered shares under the procedure for book-entry transfer set forth in Section 3, any notice of withdrawal also must specify the name and the number of the account at the book-entry transfer facility to be credited with the withdrawn shares and must otherwise comply with the book-entry transfer facility's procedures. Syms will determine all questions as to the form and validity (including the time of receipt) of any notice of withdrawal, in its sole discretion, and such determination will be final and binding. None of Syms, the depositary, the information agent, the dealer manager or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give this notification.

      A stockholder may not rescind a withdrawal and Syms will deem any shares that a stockholder properly withdraws not properly tendered for purposes of the tender offer, unless the stockholder properly re-tenders the withdrawn shares before the expiration date by following one of the procedures described in
Section 3.

      If Syms extends the tender offer, is delayed in its purchase of shares or is unable to purchase shares under the tender offer for any reason, then, without prejudice to Syms' rights under the tender offer, the depositary may, subject to applicable law, retain tendered shares on behalf of Syms, and stockholders may not withdraw these shares except to the extent tendering stockholders are entitled to withdrawal rights pursuant to applicable law.

5.   PURCHASE OF SHARES AND PAYMENT OF PURCHASE PRICE.

      Upon the terms and subject to the conditions of the tender offer, promptly following the expiration date, Syms:

   o will determine the purchase price it will pay for shares properly tendered and not properly withdrawn before the expiration date, taking into account the number of shares so tendered and the prices specified by tendering stockholders; and


   o will accept for payment and pay for, and thereby purchase, shares properly tendered at prices at or below the purchase price and not properly withdrawn prior to the expiration date, subject to the proration provisions.

      For purposes of the tender offer, Syms will be deemed to have accepted for payment, and therefore purchased shares, that are properly tendered at or below the purchase price and are not properly withdrawn, subject to the "odd lot," proration and conditional tender provisions of the tender offer, only when, as and if it gives oral or written notice to the depositary of its acceptance of the shares for payment under the tender offer.

      Upon the terms and subject to the conditions of the tender offer, promptly after the expiration date, Syms will accept for payment and pay a single per share purchase price not greater than $18.00 nor less than $16.00 per share for 13,350,000 shares, subject to increase or decrease as provided in Section 15, if properly tendered and not properly withdrawn, or such fewer number of shares as are properly tendered and not properly withdrawn.

      Syms will pay for shares that it purchases under the tender offer by depositing the aggregate purchase price for these shares with the depositary, which will act as agent for tendering stockholders for the purpose of receiving payment from Syms and transmitting payment to the tendering stockholders.

      In the event of proration, Syms will determine the proration factor and pay for those tendered shares accepted for payment as soon as practicable after the expiration date; however, Syms does not expect to be able to announce the final results of any proration and commence payment for shares purchased until at least five business days after the expiration date. Shares tendered and not purchased, including all shares tendered at prices greater than the purchase price and shares that Syms does not accept for purchase due to proration or conditional tenders, will be returned to the tendering stockholder, or, in the case of shares tendered by book-entry transfer, will be credited to the account maintained with the book-entry transfer facility by the participant therein who so delivered the shares, at Syms' expense, as promptly as practicable after the expiration date or termination of the tender offer without expense to the tendering stockholders. UNDER NO CIRCUMSTANCES WILL SYMS PAY INTEREST ON THE PURCHASE PRICE REGARDLESS OF ANY DELAY IN MAKING THE PAYMENT. If certain events occur, Syms may not be obligated to purchase shares under the tender offer. See
Section 7. Syms will issue a press release announcing the price it will pay for the shares tendered in the offer promptly following the expiration date.

      Syms will pay all stock transfer taxes, if any, payable on the transfer to it of shares purchased under the tender offer. If, however,

   o payment of the purchase price is to be made to any person other than the registered holder;

   o certificate(s) for shares not tendered or tendered but not purchased are to be returned in the name of and to any person other than the registered holder(s) of such shares; or


   o if tendered certificates are registered in the name of any person other than the person signing the letter of transmittal;

the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person will be deducted from the purchase price unless satisfactory evidence of the payment of the stock transfer taxes, or exemption therefrom, is submitted. See Instruction 10 of the letter of transmittal.

      ANY TENDERING STOCKHOLDER OR OTHER PAYEE WHO FAILS TO COMPLETE FULLY, SIGN AND RETURN TO THE DEPOSITARY THE SUBSTITUTE FORM W-9 INCLUDED WITH THE LETTER OF TRANSMITTAL MAY BE SUBJECT TO U.S. FEDERAL INCOME TAX BACKUP WITHHOLDING ON THE GROSS PROCEEDS PAID TO THE STOCKHOLDER OR OTHER PAYEE UNDER THE TENDER OFFER. SEE SECTION 3.

6.   CONDITIONAL TENDER OF SHARES.

       Subject to the exception for holders of odd lots, in the event of an over-subscription of the tender offer, shares tendered at or below the purchase price prior to the expiration date will be subject to proration. See Section 1. As discussed in Section 14, the number of shares to be purchased from a particular stockholder may affect the tax treatment of the purchase to the stockholder and the stockholder's decision whether to tender. Accordingly, a stockholder may tender shares subject to the condition that Syms must purchase a specified minimum number of the stockholder's shares tendered pursuant to a letter of transmittal if Syms purchases any shares tendered by the stockholder. Any stockholder desiring to make a conditional tender must so indicate in the box entitled "Conditional Tender" in the letter of transmittal and, if applicable, in the notice of guaranteed delivery and indicate the minimum number of shares that Syms must purchase if Syms purchases any shares. We urge each stockholder to consult with his or her own financial or tax advisors.

      After the expiration date, if more than 3,350,000 shares (or such greater number of shares as we may elect to purchase, subject to applicable law) are properly tendered and not properly withdrawn, so that we must prorate our acceptance of and payment for tendered shares, we will calculate a preliminary proration percentage based upon all shares properly tendered, conditionally or unconditionally. If the effect of this preliminary proration would be to reduce the number of shares that we purchase from any stockholder below the minimum number specified, the shares conditionally tendered will automatically be regarded as withdrawn (except as provided in the next paragraph). All shares tendered by a stockholder subject to a conditional tender that are withdrawn as a result of proration will be returned at our expense to the tendering stockholder.

      After giving effect to these withdrawals, we will accept the remaining shares properly tendered, conditionally or unconditionally, on a pro rata basis, if necessary. If conditional tenders that would otherwise be regarded as withdrawn would cause the total number of shares that we purchase to fall below3,350,000 (or such greater number of shares as we may elect to purchase, subject to applicable law) then, to the extent feasible, we will select enough of the shares conditionally tendered that would otherwise have been withdrawn to permit us to purchase such number of shares. In selecting among the conditional tenders, we will select by random lot, treating all tenders by a particular taxpayer as a single lot, and will limit our purchase in each case to the designated minimum number of shares to be purchased. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have tendered all of his or her shares.

7.   CONDITIONS OF THE TENDER OFFER.

       Notwithstanding any other provision of the tender offer, we will not be required to accept for payment, purchase or pay for any shares tendered, and may terminate, reduce the number of shares that we will purchase or amend the tender offer or may postpone the acceptance for payment of, or the purchase of and the payment for shares tendered, subject to Rule 13e-4(f) under the Exchange Act, if, at any time on or after April 27, 2006 and before the expiration of the offer, any of the following events shall have occurred (or shall have been reasonably determined by us to have occurred) that, in our reasonable judgment and regardless of the circumstances giving rise to the event or events, make it inadvisable to proceed with the tender offer or with acceptance for payment:

      othere  shall have been  threatened,  instituted  or pending any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly:

   o challenges the making of the tender offer, the acquisition of some or all of the shares under the tender offer or otherwise relates in any manner to the tender offer; or

   o in our reasonable judgment, could materially and adversely affect the business, condition (financial or other), assets, income, operations or prospects of us or any of our subsidiaries, or otherwise materially impair in any way the contemplated future conduct of the business of us or any of our subsidiaries or materially impair the contemplated benefits of the tender offer to us;

   o there shall have been any action threatened, pending or taken, or approval withheld, or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the tender offer or us or any of our subsidiaries, by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might, directly or indirectly:

   o make the acceptance for payment of, or payment for, some or all of the shares illegal or otherwise restrict or prohibit completion of the tender offer;

   o delay or restrict the ability of us, or render us unable, to accept for payment or pay for some or all of the shares; or

   o  materially impair the contemplated benefits of the tender offer to us; or

   o materially and adversely affect the business, condition (financial or other), income, operations or prospects of us or our subsidiaries, taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business of us or any of our subsidiaries;

   o  there shall have occurred:

   o any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States or the European Union;

   o the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or the European Union;

   o a material change in United States or any other currency exchange rates or a suspension of or limitation on the markets therefor;

   o the commencement or escalation of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any of its territories, including but not limited to an act of terrorism;

   o any limitation (whether or not mandatory) by any governmental, regulatory or administrative agency or authority on, or any event, or any disruption or adverse change in the financial or capital markets generally or the market for loan syndications in particular, that, in our reasonable judgment, might affect the extension of credit by banks or other lending institutions in the United States;

   o any change in the general political, market, economic or financial conditions in the United States or abroad that could, in our reasonable judgment, have a material adverse effect on the business, condition (financial or other), assets, income, operations or prospects of us or our subsidiaries, taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business of us or any of our subsidiaries;

   o in the case of any of the foregoing existing at the time of the commencement of the tender offer, a material acceleration or worsening thereof; or

   o any decline in the market price of the shares or the Dow Jones Industrial Average or the Standard and Poor's Index of 500 Industrial Companies or the New York Stock Exchange or the Nasdaq Composite Index by a material amount (including, without limitation, an amount greater than 10%) from the close of business on April 26, 2006;

   o a tender offer or exchange offer for any or all of the shares (other than this tender offer), or any merger, business combination or other similar transaction with or involving us or any of our subsidiaries or affiliates, shall have been proposed, announced or made by any person;

   o  any of the following shall have occurred:

   o any entity, group or person who has filed a Schedule 13D or Schedule 13G with the Securities and Exchange Commission on or before the commencement of this tender offer shall have acquired or proposed to acquire beneficial ownership of an additional 2% or more of the outstanding shares; or

   o any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of our or their respective assets or securities; or

   o any change or combination of changes shall have occurred or been threatened in the business, condition (financial or other), assets, income, operations, prospects or stock ownership of us or any of our subsidiaries, taken as a whole, that in our judgment is or may reasonably be likely to be material and adverse to us or any of our subsidiaries or that otherwise materially impairs in any way the contemplated future conduct of the business of us or any of our subsidiaries; or

   o any approval, permit, authorization, favorable review or consent of any governmental entity required to be obtained in connection with the tender offer shall not have been obtained on terms satisfactory to us in our reasonable judgment.


      The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions, and may be waived by us, in whole or in part, at any time and from time to time, before the expiration of the offer, in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of these rights, and each of these rights shall be deemed an ongoing right that may be asserted at any time and from time to time. Any determination or judgment by us concerning the events described above will be final and binding on all parties.


8.   PRICE RANGE OF SHARES; DIVIDENDS

      The shares are listed and traded on the NYSE under the trading symbol "SYM." The following table sets forth the high and low sales prices for the shares as reported by the NYSE for each quarter within the two most recent fiscal years of the Company.

                                                            HIGH        LOW

                Quarter ended February 25, 2006            $15.47      $14.12
                Quarter ended November 26, 2005             15.08       13.02
                Quarter ended August 27, 2005               15.64       13.08
                Quarter ended May 28, 2005                  13.80       11.84

                Quarter ended February 26, 2005            $13.91      $11.85
                Quarter ended November 27, 2004             12.54        9.95
                Quarter ended August 28, 2004               11.58        7.93
                Quarter ended May 29, 2004                   8.25        7.62


    SHAREHOLDERS OF RECORD

      As of April 26, 2006, we had 14,933,587 shares outstanding and, as of April 26, 2006, we had 111 holders of record.

    DIVIDENDS

     On April 7, 2005, our Board of Directors declared a special one-time cash dividend of $1.00 per share. Our Board of Directors of the Company did not declare dividends in the fiscal year ended February 26, 2005. Payment of dividends is within the discretion of our Board of Directors and depends upon various factors including the earnings, capital requirements and financial condition of the Company and such other factors as the Board of Directors deems relevant.

    SALES AND PURCHASES OF SECURITIES

    On April 22, 2004, our Board of Directors approved the repurchase of up to 3,100,000 shares on the open market at prevailing market prices through June 7, 2006. Under this authorization, we have purchased approximately 433,000 shares of stock. During the fiscal year ended February 25, 2006, we purchased 273,000 shares at an average price of $13.30. As of April 26, 2006, we had remaining authorization to purchase approximately 2,667,000 shares. Additionally, we may make stock repurchases from time to time on the open market and/or in private transactions or even additional tender offers. Whether or not we make additional repurchases will depend on many factors, including, without limitation, the number of shares, if any, that we purchase in this tender offer, Syms' business and financial performance and situation, the business and market conditions at the time, including the price of the shares, and such other factors as Syms may consider relevant. Any of these repurchases may be on the same terms or on terms that are more or less favorable to the selling stockholders than the terms of the tender offer. Rule 13e-4 of the Exchange Act prohibits Syms and its affiliates from purchasing any shares, other than pursuant to the tender offer, until at least ten business days after the expiration date of the tender offer, except pursuant to certain limited exceptions provided in Rule 14e-5 of the Exchange Act.

      The Company  publicly  announced  the tender offer on April 27,  2006.  On
April 26, 2006, the last trading day prior to the date of this offer to purchase, the reported closing price of the shares on the NYSE was $16.86 per share. WE URGE STOCKHOLDERS TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE shares.

9.   SOURCE AND AMOUNT OF FUNDS.

       Assuming that 3,350,000 shares are purchased in the tender offer at a price between $16.00 and $18.00 per share, the aggregate purchase price will be between approximately $53,600,000 million and $60,300,000 million. Syms intends to purchase the shares tendered with cash on hand at the closing of the tender offer and funds available under its existing credit facility. As previously announced, Syms has entered into contracts to sell its properties in Dallas, Texas and Rochester, New York. The total estimated net proceeds from both sales is approximately $16 million. If and when one or more of such sales is consummated, and depending upon the timing, Syms anticipates using the resulting proceeds either to fund the purchase of shares in the tender offer or to repay money borrowed under its credit line which were used to purchase shares.

         Syms has a loan agreement, dated as of November 2, 2003, as previously amended, with Israel Discount Bank of New York which provides a line of credit not to exceed $30,000,000 through May 1, 2008. The agreement contains financial covenants, with respect to consolidated tangible net worth, as defined as working capital and maximum capital requirements, including dividends and cash repurchases of capital stock, as well as other financial ratios. On April 20, 2006, Syms entered into a Second Amendment to Loan Agreement, modifying this loan agreement. The purpose of this amendment was to modify certain financial covenants and other terms to allow Syms to borrow on a one-time basis up to $28,000,000 to be used to repurchase shares in the tender offer. Interest on individual advances is payable quarterly at the bank's base rate, except that at the time of the advance Syms has the option to select an interest rate based upon one of two other alternative calculations, with such rate to be fixed for a period not to exceed 90 days. As of April 26, 2006, there were no outstanding borrowings, and approximately $1,100,000 in outstanding letters of credit, under the loan agreement.

10. CERTAIN INFORMATION CONCERNING SYMS.

            We operate a chain of 37 "off-price" retail stores located throughout the United States in the Northeastern and Middle Atlantic regions and in the Midwest, Southeast and Southwest. Each of our stores offers a broad range of first quality, in-season merchandise bearing nationally recognized designer or brand-name labels for men, women and children at prices substantially lower than those generally found in department and specialty stores. We direct our merchandising efforts at predominantly middle-income, fashion-minded and price conscious customers.

            We are subject to the information requirements of the Exchange Act, and, in accordance therewith, we file periodic reports, proxy statements and other information relating to its business, financial condition and other matters. We are required to disclose in these proxy statements certain information, as of particular dates, concerning our directors and executive officers, their compensation, stock options granted to them, the principal holders of our securities and any material interest of such persons in transactions with us. Pursuant to Rule 13e-4(c)(2) under the Exchange Act, we have filed with the Securities and Exchange Commission an Issuer Tender Offer Statement on Schedule TO that includes additional information with respect to the tender offer. This material and other information may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material can also be obtained by mail, upon payment of the Securities and Exchange Commission's customary charges, by writing to the Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. The Securities and Exchange Commission also maintains a web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. These reports, statements and other information concerning us also can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

            The rules of the Securities and Exchange Commission allow us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document which filed separately with the Securities and Exchange Commission. These documents contain important information about us.

  SEC FILINGS (FILE NO. 1-8564)                   PERIOD OR DATE FILED
------------------------------------     ------------------------------------

ANNUAL REPORT ON FORM 10-K                     Year ended February 25, 2006

CURRENT REPORTS ON FORM 8-K                    March 26, 2006

      We are also incorporating by reference any other all documents which we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act, after the date of this offer to purchase. These documents are incorporated by reference in this offer and are a part this offer from the date we file the documents with the Securities and Exchange Commission.

      We incorporate by reference the documents listed above except that we do not incorporate portions of any document that is either (a) described in paragraph (i), (k) or (l) of Item 402 of Regulation S-K promulgated by the SEC or (b) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K. We also incorporate by reference any additional documents that we may file with the Securities and Exchange Commission between the date of this offer to purchase and the expiration of the tender offer.

You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address: Investor Relations, Syms Corp., 1706 Washington Ave., St. Louis, Missouri 63103, telephone: (314) 231-1575. Please be sure to include your complete name and address in the request.

      Information in the annual report on Form 10-K for the year February 25, 2006 and includes our audited consolidated balance sheet at February 25, 2006 and February 26, 2005 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended February 25, 2006. At February 26, 2006, our book value per share was $14.10 per share.

      We intend to purchase the shares tendered with cash on hand at the closing of the tender offer and funds available under our existing credit facility. As previously announced, we have entered into contracts to sell our properties in Dallas, Texas and Rochester, New York. The total estimated net proceeds from both sales is approximately $16 million. If and when one or more of such sales is consummated, and depending upon the timing we anticipate using the resulting proceeds either to fund the purchase of shares in the tender offer or to repay money borrowed under our credit line which were used to purchase shares.

      As long as the debt we incur in purchasing shares in the tender offer is outstanding we will incur interest expense on the money which we borrowed and we will not receive significant interest income. As noted above, the funds we will have on hand at the closing of the offering, combined with the borrowing availability under our existing credit agreement, should be sufficient to enable us to fund the purchase of the shares in the tender offer and we do not believe that our operations will be impaired by incurring this debt. For the year ended February 25, 2006, our interest expense was approximately $181,000, our interest income was approximately $1.1 million, and we generated approximately $20.1 million from our operations.

11. INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS; TRANSACTIONS AND ARRANGEMENTS CONCERNING SHARES.

      As of April 26, 2006, Syms had 14,933,587 shares issued and outstanding options to purchase 738,511 shares. The 3,350,000 shares Syms is offering to purchase under the tender offer represent approximately 22% of the shares outstanding as of April 26, 2006 and approximately 21% of the shares assuming the exercise of all outstanding options.

      The following table sets forth a list of the Directors and Executive Officers of Syms as of April 26, 2006. The address of each person listed below is that of Syms.

NAME                            AGE               TITLE

Sy Syms   ..................... 80      Chairman of the Board
                                        Director of the Company

Marcy Syms  ................... 55      Chief Executive Officer / President
                                        and Director of the Company

Antone F. Moreira  ............ 69      Vice President, Chief Financial
                                        Officer, Treasurer, Assistant
                                        Secretary and Director of the Company

Harvey A. Weinberg  ........... 68      Director of the Company

Amber Brookman  ............... 64      Director of the Company

Wilbur L. Ross, Jr ............ 68      Director of the Company

Ronald Zindman................. 56      Executive Vice President - General
                                        Merchandise Manager

Allen Brailsford............... 62      Executive Vice President - Operations

Myra Butensky.................. 47      Vice President - Divisional Merchandise
                                        Manager Men's Tailored Clothing

James Donato................... 50      Vice President - Operations

Elyse Marks.................... 53      Vice President - MIS

John Tyzbir.................... 52      Vice President - Human Resources

            As of April 26, 2006, Syms' directors and executive officers as a group (12 individuals) owned an aggregate of 8,458,414 shares, representing approximately 56.6% of the outstanding shares. The directors and executive officers of Syms are entitled to participate in the tender offer on the same basis as all other stockholders. Our directors, including Sy Syms and Marcy Syms, have advised us that they do not intend to tender any shares in the tender offer. As a result, the tender offer will increase the proportional holdings of our directors. If we purchase 3,350,000 shares in the tender offer, then the approximate percentage of our outstanding shares owned beneficially by Sy Syms and Marcy Syms will increase from approximately 40.5% to approximately 52.2%, and from approximately 11.3%% to approximately 14.6, respectively (which assumes that neither will tender any shares in the tender offer and excludes the stock options owned by Marcy Syms).

            The following table sets forth the beneficial ownership of shares of Common Stock as of April 26, 2006, by each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, by each Director, each of the executive officers, and by all Directors and executive officers of the Company as a group. Each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

                                          AMOUNT AND NATURE OF
                                          BENEFICIAL OWNERSHIP
                                           OF COMMON STOCK AS       PERCENT OF
  NAME AND ADDRESS                        OF BENEFICIAL OWNER        OF CLASS
  -----------------                       -------------------     --------------

Sy Syms .................................      6,046,383(1)           40.5%
Syms Way, Secaucus, NJ 07094

Marcy Syms ..............................      2,365,737(2)(3)        15.8%
Syms Way, Secaucus, NJ 07094

Franklin Advisory Services, LLC .........      1,430,000(4)           9.6%
777 Mariner's Island Blvd ...............
San Mateo, CA 94404

Dimensional Fund Advisors, Inc. .........      1,271,070(5)           8.5%
1299 Ocean Avenue
Santa Monica, CA 90401

Barington Companies Equity Partners, L.P.      1,125,315(6)           7.5%
888 Seventh Avenue, 17th Floor
New York, NY 10019

Ronald  Zindman .........................      42,764(7)              *
Syms Way, Secaucus, NJ 07094

Harvey A. Weinberg ......................      200                    *
2384 Augusta Way
Highland Park, IL 60035

Allen Brailsford ........................      200                    *
Syms Way, Secaucus, NJ 07094

Antone Moreira ..........................      --                     N/A
Syms Way, Secaucus, NJ 07094

Wilbur L. Ross, Jr ......................      3,000                  *
WL Ross & Company LLC
101 East 52nd Street
New York, NY 10022

Amber M. Brookman .......................      220                    N/A
Brookwood Companies, Inc.
232 Madison Avenue, 10th Floor
New York, NY 10016

All directors and executive officers
as a group ..............................      8,458,414              56.6%

---------------------
  * Less than one percent.

(1) Includes (a) 6,046,283 shares held in the Sy Syms Revocable Living Trust, dated March 17, 1989, as amended (the "Sy Syms Revocable Living Trust"); Sy Syms retains the sole voting power of such shares and the right to revoke the Sy Syms Revocable Living Trust at any time, and (b) 100 shares held by Sy Syms as custodian for Jillian E. Merns.

(2) Includes 677,570 shares issuable upon the exercise of options granted under the Option Plan and either currently exercisable or exercisable within 60 days of April 26, 2006.

(3) Includes (a) 697,592 shares held in the Laura Merns Living Trust, dated February 14, 2003, between Laura Merns, as settlor, and Marcy Syms, as trustee, and (b) 317,183 shares held in the Marcy Syms Revocable Living Trust, dated January 12, 1990, as amended; Marcy Syms retains the sole voting power of such shares and the right to revoke the Marcy Syms Revocable Living Trust at any time.

(4) Franklin Advisory Services, LLC ("Franklin") has sole voting and dispositive power with respect to 1,430,000 of its shares. This information is based upon a
Schedule 13G publicly filed by Franklin in February 2006.

(5) Dimensional Fund Advisors, Inc. ("Dimensional") has sole voting and dispositive power with respect to 1,271,070 of its shares. This information is based upon a Schedule 13G publicly filed by Dimensional in December 2005.

(6) Barington Companies Equity Partners, L.P. ("Barington") and others have sole voting and dispositive power with respect to 1,125,315 of its shares. This information is based upon a Schedule 13D/A publicly filed by Barington in March 2006.

(7) Includes 40,474 shares issuable upon the exercise of options granted under the Option Plan and either currently exercisable or exercisable within 60 days of April 26, 2006. Stock option information presented herein has been adjusted to give effect to the special one-time dividend. See note (9) below.

12. EFFECTS OF THE TENDER OFFER ON THE MARKET FOR SHARES; REGISTRATION UNDER THE EXCHANGE ACT.

      The purchase by Syms of shares under the tender offer will reduce the number of shares that might otherwise be traded publicly and may reduce the number of Syms stockholders. These reductions may reduce the volume of trading in our shares and may result in lower stock prices and reduced liquidity in the trading of our shares following completion of the tender offer. As of April 26, 2006, we had issued and outstanding 14,933,587 shares. The 3,350,000 shares that we are offering to purchase pursuant to the tender offer represent approximately 22% of the shares outstanding as of that date. Stockholders may be able to sell non-tendered shares in the future on the NYSE or otherwise, at a net price higher or lower than the purchase price in the tender offer. We can give no assurance, however, as to the price at which a stockholder may be able to sell such shares in the future.

    Syms does not intend to cause the remaining outstanding shares of Syms common stock to be delisted from the New York Stock Exchange or take any action which would result in our no longer being subject to the periodic reporting requirements of the Exchange Act.

      The shares are "margin securities" under the rules of the Board of Governors of the Federal Reserve System. This classification has the effect, among other things, of allowing brokers to extend credit to their customers using the shares as collateral. Syms believes that, following the purchase of shares under the tender offer, the shares remaining outstanding will continue to be margin securities for purposes of the Federal Reserve Board's margin rules and regulations.

      The shares are registered under the Exchange Act, which requires, among other things, that Syms furnish certain information to its stockholders and the Securities and Exchange Commission and comply with the Securities and Exchange Commission's proxy rules in connection with meetings of the Syms stockholders. Syms does not intend to cause the remaining outstanding shares of Syms common stock to be delisted from the New York Stock Exchange or stop us from being subject to the periodic reporting requirements of the Securities Exchange..

13.   LEGAL MATTERS; REGULATORY APPROVALS.

       Except as described above, Syms is not aware of any license or regulatory permit that appears material to its business that might be adversely affected by its acquisition of shares as contemplated by the tender offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic, foreign or supranational, that would be required for the acquisition of shares by Syms as contemplated by the tender offer. Should any approval or other action be required, Syms presently contemplates that it will seek that approval or other action. Syms is unable to predict whether it will be required to delay the acceptance for payment of or payment for shares tendered under the tender offer pending the outcome of any such matter. There can be no assurance that any approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to its business and financial condition. The obligations of Syms under the tender offer to accept for payment and pay for shares is subject to conditions. See Section 7.

14.   U.S. FEDERAL INCOME TAX CONSEQUENCES.

      The following describes the material United States federal income tax consequences relevant to the tender offer. This discussion is based upon the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), existing and proposed Treasury Regulations, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described herein and could be made on a retroactive basis.

      This discussion deals only with shares held as capital assets and does not deal with all tax consequences that may be relevant to all categories of holders (such as financial institutions, dealers in securities or commodities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt organizations, former citizens or residents of the United States or persons who hold shares as part of a hedge, straddle, constructive sale or conversion transaction). This discussion does not address the state, local or foreign tax consequences of participating in the tender offer. Holders of shares should consult their tax advisors as to the particular consequences to them of participation in the tender offer.

      As used herein, a "Holder" means a beneficial holder of shares that is a citizen or resident of the United States, a corporation or a partnership created or organized in or under the laws of the United States or any State thereof, a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to make all substantial decisions, or an estate the income of which is subject to United States federal income taxation regardless of its source.

       Holders  of  shares  who  are  not  United   States   holders   ("foreign
stockholders") should consult their tax advisors regarding the United States federal income tax consequences and any applicable foreign tax consequences of the tender offer and should also see Section 3 for a discussion of the applicable United States withholding rules and the potential for obtaining a refund of all or a portion of any tax withheld.

      WE URGE STOCKHOLDERS TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE TENDER OFFER.

       NON-PARTICIPATION IN THE TENDER OFFER. Holders of shares who do not participate in the tender offer will not incur any tax liability as a result of the consummation of the tender offer.

      Sale OF SHARES PURSUANT TO THE TENDER OFFER. A sale of shares for cash pursuant to the tender offer will be a taxable transaction for United States federal income tax purposes. A Holder who participates in the tender offer will, depending on such Holder's particular circumstances, be treated either as recognizing gain or loss from the "exchange" of the shares or as receiving a "distribution" from us with respect to our stock.

      Under Section 302 of the Code, a Holder will recognize gain or loss on an exchange of shares for cash if the exchange

   o results in a "complete termination" of all such Holder's equity interest in us;

   o results in a "substantially disproportionate" redemption with respect to such Holder; or

   o  is "not essentially equivalent to a dividend" with respect to such Holder.

      In applying the Section 302 tests, a Holder must take account of shares that such Holder constructively owns under attribution rules, pursuant to which the Holder will be treated as owning shares owned by certain family members (except that in the case of a "complete termination" a Holder may, under certain circumstances, waive attribution from family members) and related entities and shares that the Holder has the right to acquire by exercise of an option. An exchange of shares for cash will be a substantially disproportionate redemption with respect to a Holder if the percentage of the then outstanding shares owned by such Holder immediately after the exchange is (ii) less than 50% of our outstanding shares immediately after the exchange and (ii) less than 80% of the percentage of the shares owned by such Holder immediately before the exchange. If an exchange of shares for cash fails to satisfy the "substantially disproportionate" test, the Holder may nonetheless satisfy the "not essentially equivalent to a dividend" test. An exchange of shares for cash will satisfy the "not essentially equivalent to a dividend" test if it results in a "meaningful reduction" of the Holder's equity interest in us. An exchange of shares for cash that results in a relatively minor reduction of the proportionate equity interest in us of a Holder whose relative equity interest in us is minimal (an interest of less than one percent should satisfy this requirement) and who does not exercise any control over or participate in the management of our corporate affairs should be treated as "not essentially equivalent to a dividend." Holders should consult their tax advisors regarding the application of the rules of
Section 302 in their particular circumstances.

      Holders should be aware that it is possible that an acquisition or disposition of shares by a holder substantially contemporaneously with the offer will be taken into account in determining whether any of the three tests described above is satisfied. Holders should consult their tax advisors as to any effect of such an event on the application of these tests.

      If a Holder is treated as recognizing gain or loss from an exchange of the shares for cash, such gain or loss will be equal to the difference between the amount of cash received and such Holder's tax basis in the shares exchanged therefor. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of the shares exceeds one year as of the date of the exchange. Calculation of gain or loss must be made separately for each block of shares owned by a Holder. Under the tax laws, a Holder may be able to designate which blocks and the order of such blocks to be tendered pursuant to the Tender Offer.

       If a Holder is not treated under the Section 302 tests as recognizing gain or loss on an exchange of shares for cash, the entire amount of cash received by such Holder pursuant to the tender offer will be treated as a dividend to the extent of the Holder's allocable portion of our current and accumulated earnings and profits and then as a return of capital to the extent of the Holder's basis in the shares tendered and thereafter as capital gain. Provided certain holding period requirements are satisfied, non-corporate Holders generally will be subject to U.S. federal income tax at a maximum rate of 15% on amounts treated as dividends. Such a dividend will be taxed at a maximum rate of 15% in its entirety, without reduction for the tax basis of the shares exchanged. To the extent that a purchase of a Holder's shares by us in the tender offer is treated as the receipt by the Holder of a dividend, the Holder's remaining adjusted basis (reduced by the amount, if any, treated as a return of capital) in the purchased shares will be added to any shares retained by the Holder, subject, in the case of corporate stockholders, to reduction of basis or possible gain recognition under the "extraordinary dividend" provisions of the Code in an amount equal to the non-taxed portion of the dividend. To the extent that cash received in the tender offer for shares is treated as a dividend to a corporate Holder, (i) it will be eligible for a dividends-received deduction (subject to applicable limitations) and (ii) it will be subject to the "extraordinary dividend" provisions of the Code. Corporate Holders should consult their tax advisors concerning the availability of the dividends-received deduction and the application of the "extraordinary dividend" provisions of the Code in their particular circumstances.

      We cannot predict whether or the extent to which the tender offer will be oversubscribed. If the tender offer is oversubscribed, proration of tenders pursuant to the tender offer will cause us to accept fewer shares than are tendered. Therefore, a Holder can be given no assurance that a sufficient number of such Holder's shares will be purchased pursuant to the tender offer to ensure that such purchase will be treated as an exchange, rather than as a dividend, for federal income tax purposes pursuant to the rules discussed above. However, see Section 6 regarding a Holder's right to tender shares subject to the condition that Syms must purchase a specified minimum number of such Holder's shares (if any are to be purchased).

      See Section 3 with respect to the application of federal income tax withholding and backup withholding.

      WE URGE  STOCKHOLDERS  TO  CONSULT  THEIR TAX  ADVISOR  TO  DETERMINE  THE
PARTICULAR TAX CONSEQUENCES TO THEM OF THE TENDER OFFER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

     TAX CONSIDERATIONS FOR HOLDERS OF OPTIONS. A Holder of a nonqualified compensatory stock option outstanding under any of the Company's stock option plans who exercises the option in order to tender the shares that the Holder receives pursuant to the exercise (such shares being hereinafter referred to as "option shares") will be treated as receiving compensation income equal to the excess of the fair market value of each option share on the date of exercise over the exercise price for each such share. This income will be taxed to the Holder at ordinary income rates and will be subject to withholding for income and employment taxes. The Holder's tax basis for any option shares received will be the fair market value of these option shares on the date of exercise.

     In addition to recognizing the compensation income described above, a Holder who sells option shares pursuant to the tender offer will be treated, under the rules described above in this "Section 14. United States Federal Income Tax Consequences," as either recognizing gain or loss from an exchange of such option shares for cash or receiving a distribution from us with respect to our stock. If our purchase of option shares is treated as an exchange for tax purposes, the Holder will recognize capital gain or loss, as the case may be, equal to the difference between the proceeds received and the Holder's tax basis for the option shares exchanged. If our purchase is treated as distribution to the Holder from us, it will be treated as dividend income provided that we have sufficient current or accumulated earnings and profits. For a more complete summary of the treatment of proceeds of the tender offer, please refer to the description of the treatment of proceeds to Holders generally under this Section
14. IF A HOLDER INTENDS TO EXERCISE A STOCK OPTION IN CONNECTION WITH THE OFFER, THE HOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THEIR PARTICULAR SITUATION.

15. EXTENSION OF THE TENDER OFFER; TERMINATION; AMENDMENT.

      Syms expressly reserves the right, in its sole discretion, at any time and from time to time, and regardless of whether or not any of the events set forth in Section 7 shall have occurred or shall be deemed by Syms to have occurred, to extend the period of time during which the tender offer is open and thereby delay acceptance for payment of, and payment for, any shares by giving oral or written notice of the extension to the depositary and making a public announcement of the extension. Syms also expressly reserves the right, in its sole discretion, to terminate the tender offer and not accept for payment or pay for any shares not theretofore accepted for payment or paid for or, subject to applicable law, to postpone payment for shares upon the occurrence of any of the conditions specified in Section 7 by giving oral or written notice of termination or postponement to the depositary and making a public announcement of termination or postponement. Syms' reservation of the right to delay payment for shares that it has accepted for payment is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that Syms must pay the consideration offered or return the shares tendered promptly after termination or withdrawal of a tender offer. Subject to compliance with applicable law, Syms further reserves the right, in its sole discretion, and regardless of whether any of the events set forth in Section 7 shall have occurred or shall be deemed by Syms to have occurred, to amend the tender offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in the tender offer to holders of shares or by decreasing or increasing the number of shares being sought in the tender offer. Amendments to the tender offer may be made at any time and from time to time effected by public announcement, the announcement, in the case of an extension, to be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced expiration date. Any public announcement made under the tender offer will be disseminated promptly to stockholders in a manner reasonably designed to inform stockholders of the change. Without limiting the manner in which Syms may choose to make a public announcement, except as required by applicable law, Syms shall have no obligation to publish, advertise or otherwise communicate any public announcement other than by making a release through PR Newswire.

      If Syms materially changes the terms of the tender offer or the information concerning the tender offer, Syms will extend the tender offer to the extent required by Rules 13e-4(d)(2), 13e-4(e)(3) and 13e-4(f)(1) promulgated under the Exchange Act. These rules and certain related releases and interpretations of the Securities and Exchange Commission provide that the minimum period during which a tender offer must remain open following material changes in the terms of the tender offer or information concerning the tender offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of the terms or information.

      If Syms increases or decreases the price to be paid for shares or increases or decreases the number of shares being sought in the tender offer and, if an increase in the number of shares being sought, such increase exceeds 2% of the outstanding shares, and the tender offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that the notice of an increase or decrease is first published, sent or given to security holders in the manner specified in this Section 15, then, in such event the tender offer will be extended until the expiration of such ten business day period.

16.   FEES AND EXPENSES.

      Syms has retained TM Capital Corp.to act as the dealer manager in connection with the tender offer. TM Capital Corp. will receive $100,000 plus reimbursement for certain expenses that Syms believes are reasonable and customary. Syms also has agreed to indemnify TM Capital Corp. against certain liabilities in connection with the tender offer, including liabilities under the U.S. federal securities laws.

      Syms has retained D.F. King & Co., Inc. to act as information agent (which will receive $7,500 plus an additional charge per call), and American Stock Transfer & Trust Company to act as depositary (which will receive $16,500), in connection with the tender offer. The information agent may contact holders of shares by mail, telephone, telegraph and in person, and may request brokers, dealers, commercial banks, trust companies and other nominee stockholders to forward materials relating to the tender offer to beneficial owners. The information agent and the depositary each will receive reasonable and customary compensation for their respective services, will be reimbursed by Syms for specified reasonable out-of-pocket expenses, and will be indemnified against certain liabilities in connection with the tender offer, including certain liabilities under the U.S. federal securities laws.

      No fees or commissions will be payable by Syms to brokers, dealers, commercial banks or trust companies (other than fees to the dealer manager, the information agent and the trustee for Syms' employee plans, as described above) for soliciting tenders of shares under the tender offer. We urge stockholders holding shares through brokers or banks to consult the brokers or banks to determine whether transaction costs are applicable if stockholders tender shares through such brokers or banks and not directly to the depositary. Syms, however, upon request, will reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding the tender offer and related materials to the beneficial owners of shares held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank or trust company has been authorized to act as the agent of Syms, the dealer manager, the information agent, the depositary or the trustee for Syms' employee plans for purposes of the tender offer. Syms will pay or cause to be paid all stock transfer taxes, if any, on its purchase of shares, except as otherwise provided in this document and Instruction 10 in the letter of transmittal.

17.   MISCELLANEOUS.

      Syms is not aware of any jurisdiction where the making of the tender offer is not in compliance with applicable law. If Syms becomes aware of any jurisdiction where the making of the tender offer or the acceptance of shares pursuant thereto is not in compliance with applicable law, Syms will make a good faith effort to comply with the applicable law. If, after such good faith effort, Syms cannot comply with the applicable law, Syms will not make the tender offer to (nor will tenders be accepted from or on behalf of) the holders of shares in that jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the tender offer to be made by a licensed broker or dealer, the tender offer shall be deemed to be made on behalf of Syms by the dealer manager or one or more registered brokers or dealers licensed under the laws of that jurisdiction.

       Pursuant to Rule 13e-4(c)(2) under the Exchange Act, Syms has filed with the Commission an Issuer Tender Offer Statement on Schedule TO, which contains additional information with respect to the tender offer. The Schedule TO, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the same places and in the same manner as is set forth in Section 10 with respect to information concerning Syms.

       SYMS HAS NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON BEHALF OF SYMS AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES IN THE TENDER OFFER. SYMS HAS NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE TENDER OFFER OTHER THAN THOSE CONTAINED IN THIS OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY SYMS OR THE DEALER MANAGER.

April 27, 2006

      The letter of transmittal and share certificates and any other required documents should be sent or delivered by each stockholder or that stockholder's broker, dealer, commercial bank, trust company or nominee to the depositary at one of its addresses set forth below.

                     THE DEPOSITARY FOR THE TENDER OFFER IS:

                            American Stock Transfer &
                                  Trust Company

     BY MAIL OR OVERNIGHT COURIER:                         BY HAND:

American Stock Transfer & Trust Company     American Stock Transfer & Trust Company
           Operations Center                    Attn: Reorganization Department
    Attn: Reorganization Department                     59 Maiden Lane
            6201 15th Avenue                          New York, NY 10038
           Brooklyn, NY 11219


     Please direct any questions or requests for assistance to the information agent or the dealer manager at their respective telephone numbers and addresses set forth below. Please direct requests for additional copies of this offer to purchase, the letter of transmittal or the notice of guaranteed delivery to the information agent at the telephone number and address set forth below. Stockholders also may contact their broker, dealer, commercial bank, trust company or nominee for assistance concerning the tender offer. Please contact the depositary to confirm delivery of shares.

                     THE INFORMATION AGENT FOR THE OFFER IS:

                             D. F. King & Co., Inc.
                                 48 Wall Street
                                   22nd Floor
                               New York, NY 10005
             Banks and Brokerage Firms, Please Call: (212) 269-5550
                    All Others Call Toll-free: 1-888-887-1266



                      THE DEALER MANAGER FOR THE OFFER IS:

                                [GRAPHIC OMITTED]

                                TM CAPITAL CORP.
                             One Battery Park Plaza
                               New York, NY 10004